ALLSTATE LIFE GLOBAL FUNDING

$[__________]

SECURED MEDIUM TERM NOTE PROGRAM

DISTRIBUTION AGREEMENT

[__________], 2007

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

A.G. Edwards & Sons, Inc.

Banc of America Securities LLC

Barclays Capital Inc.

Bear, Stearns & Co. Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Greenwich Capital Markets, Inc.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

Morgan Stanley & Co. Incorporated

UBS Securities LLC

Wachovia Capital Markets, LLC

Ladies and Gentlemen:

Allstate Life Global Funding, a Delaware statutory trust (“Global Funding”), formed pursuant to a Trust Agreement, dated June 24, 2002, as amended, restated or modified from time to time (the “Global Funding Trust Agreement”), between Wilmington Trust Company, as Delaware trustee (the “Global Funding Delaware Trustee”), and AMACAR Pacific Corp., as trust beneficial owner, in connection with the Allstate Life Global Funding Secured Medium Term Note Program (the “Institutional Program”) and the Allstate Life(r) CoreNotes(r) Program (the “Retail Program” and, together with the Institutional Program, the “Programs”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and each other institution named on Schedule 1 hereto (each, an “Agent”) with respect to the issue and sale, from time to time by separate and distinct Delaware statutory trusts formed and beneficially owned by Global Funding (each, an “Issuing Trust” and, collectively, the “Issuing Trusts”), of notes due between nine months and thirty years from the date of issuance (the “Notes”). As of the date

________________________

Allstate Life(r) is a registered service mark of Allstate Insurance Company.

CoreNotes(r) is a registered service mark of Merrill Lynch & Co.

hereof, the Issuing Trusts are authorized to issue collectively up to U.S. $[___________] aggregate initial offering price of Notes (or its equivalent as determined in Section 4(s)).

From time to time, upon the formation of a new Issuing Trust, in connection with the offer and sale of Notes by such Issuing Trust, upon execution and delivery by such Issuing Trust and the applicable Agent or Agents of the terms agreement (the “Terms Agreement”) set forth in Part E of the series instrument to be executed by Global Funding, such Issuing Trust and the applicable Agent or Agents, among others (the “Series Instrument”), such Issuing Trust shall become a party hereto in relation to its Notes (the time of such execution and delivery referred to herein as such Issuing Trust’s “Trust Effective Time”), with all the authority, rights, powers, duties and obligations of an Issuing Trust as if originally named as an Issuing Trust hereunder. Any agreement, covenant, acknowledgment, representation or warranty made by an Issuing Trust hereunder shall be deemed to have been made by each Issuing Trust at its Trust Effective Time and at the Applicable Time (as defined in the applicable Terms Agreement for such Issuing Trust, the “Applicable Time”) unless another time or times are specified herein, in which case such specified time or times shall instead apply.

The Notes of each Issuing Trust will be issued pursuant to an indenture, as amended or modified from time to time, which will adopt and incorporate the standard indenture terms (each, an “Indenture” and, collectively, the “Indentures”) between the relevant Issuing Trust and The Bank of New York Trust Company, N.A. (or another entity specified as Indenture Trustee in the applicable Indenture), as indenture trustee (the “Indenture Trustee”). Each Issuing Trust shall issue only one series of Notes.

Each Issuing Trust will immediately use the proceeds from the sale of its Notes to purchase a funding note (each a “Funding Note”) from Global Funding. Each Funding Note will be issued pursuant to a funding note indenture, as amended or modified from time to time, which will adopt and incorporate the standard funding note indenture terms (each, a “Funding Note Indenture”) between Global Funding and The Bank of New York Trust Company, N.A. (or another entity specified as Funding Note Indenture Trustee in the applicable Funding Note Indenture), as the funding note indenture trustee (the “Funding Note Indenture Trustee”). Global Funding will immediately use the net proceeds received from the sale of the Funding Note to purchase one or more funding agreements (the “Funding Agreement(s)”) issued by Allstate Life Insurance Company, an Illinois stock life insurance company (the “Company”). Global Funding will immediately assign absolutely to, and deposit into the relevant Issuing Trust, the relevant Funding Agreement(s) and the relevant Funding Note will be surrendered. The Notes of the Issuing Trust will be secured by the relevant Funding Agreement(s). The Issuing Trust will immediately collaterally assign, and grant a first priority perfected security interest in, the Funding Agreement(s) to the Indenture Trustee for the benefit of the holders of the Notes of the Issuing Trust pursuant to the terms of the Indenture. In connection with the sale of its Notes, the Issuing Trust will prepare a Pricing Supplement (the “Pricing Supplement”) including or incorporating by reference a description of the terms of the Notes and the terms of the offering.

The Agents include those institutions named from time to time in Schedule 1 hereto and any institution appointed as an Agent pursuant to Section 20 below. If any institution is

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appointed as an Agent only with respect to the Notes of a particular Issuing Trust, such institution shall only be an Agent with respect to Notes of such Issuing Trust.

This Agreement specifies the terms and conditions on which Notes may be sold by an Issuing Trust (i) to one or more Agents as principal for resale to investors, (ii) directly to investors through the applicable Agent as an agent of such Issuing Trust in soliciting offers for the purchase of Notes and (iii) to such other investors in compliance with all applicable securities laws as such Issuing Trust may determine from time to time.

The Company has registered shares of its common stock with the Securities and Exchange Commission (the “Commission”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), on Form 10 under the 1934 Act. Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “1933 Act Regulations”), the Company and Global Funding have filed with the Commission (i) a registration statement on Form S-3 (No. 333-143541) and pre-effective amendment No.1 under the Securities Act of 1933, as amended (the “1933 Act”), for the registration of the Funding Agreement(s), the Funding Notes, and the Notes, and the offering thereof in accordance with Rule 415 of the 1933 Act Regulations; (ii) the related prospectus dated [__________], 2007 covering the Notes offered under the Programs (the “Base Prospectus”); (iii) the prospectus supplement to the Base Prospectus, dated [__________], 2007, covering the Notes offered under the Institutional Program (the “Institutional Prospectus Supplement” and together with the Base Prospectus, the “Institutional Base Prospectus”); and (iv) the prospectus supplement to the Base Prospectus, dated [__________], 2007, covering the Notes offered under the Retail Program (the “Retail Prospectus Supplement” and, together with the Base Prospectus, the “Retail Base Prospectus”). Such registration statement (as so amended, if applicable), is also the first post-effective amendment to registration statement on Form S-3 (No. 333-129157) filed by the Company and Global Funding. The registration statement on Form S-3 (No. 333-143541) (as so amended, if applicable) has been declared effective by the Commission, and the form of Indenture and the form of Funding Note Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Company and Global Funding have filed such post-effective amendments thereto as may be required prior to the acceptance by Global Funding and any Issuing Trust of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement on Form S-3 (No. 333-143541), at any relevant time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations is referred to herein as the “Registration Statement”. If the Company or Global Funding file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. With respect to the offering of a series of Notes under the Institutional Program, the Institutional Base Prospectus, and with respect to the offering of a series of Notes under the Retail Program, the Retail Base Prospectus, in each case including the Pricing Supplement relating to the offering of such series of Notes, in the form first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (or in the form first made available to the applicable Agent(s) by the Company and the applicable Issuing Trust to meet

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requests of purchasers pursuant to Rule 173 under the 1933 Act Regulations), are referred to herein as the “Prospectus.” The term “preliminary prospectus” means any preliminary form of the Prospectus. For all purposes of this Agreement, the term “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act Regulations and the term “Time of Sale Prospectus” means (i) with respect to the offer and sale of any series of Notes under the Institutional Program, the Institutional Base Prospectus; (ii) with respect to the offer and sale of any series of Notes under the Retail Program, the Retail Base Prospectus in each case as amended or supplemented from time to time, together with any other preliminary prospectus relating to the offer and sale of such series of Notes, any Pricing Supplement relating to the offer and sale of such series of Notes filed with the Commission prior to the Applicable Time and each free writing prospectus (including any final term sheet relating to such series of Notes) attached as, or identified in, Exhibit A to the applicable Terms Agreement and any other information identified in Exhibit A to the applicable Terms Agreement; and (iii) under either Program, any electronic road show approved or prepared by the Company and made available by the Company and reviewed by the applicable investor(s) in connection with an offering of Notes that is not required to be filed pursuant to Rule 433(d)(8)(i). All references to the “Registration Statement”, the “Institutional Base Prospectus”, the “Retail Base Prospectus”, any “preliminary prospectus”, the “Time of Sale Prospectus” and the “Prospectus” shall also be deemed to include all amendments and supplements thereto and all documents incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed”, “contained”, “included” or “stated” (or other references of like import) in the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Time of Sale Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Time of Sale Prospectus, Institutional Base Prospectus, Retail Base Prospectus, Prospectus, any preliminary prospectus or free writing prospectus shall be deemed to include all documents subsequently filed with the Commission pursuant to the 1934 Act which are incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be part of or included in the Registration Statement, Time of Sale Prospectus, Institutional Base Prospectus, Retail Base Prospectus, Prospectus, any preliminary prospectus or free writing prospectus, as the case may be.

SECTION 1. Appointment as Agent.

(a)          Appointment. Subject to the terms and conditions stated herein, Global Funding and the relevant Issuing Trust hereby agree that the Notes of such Issuing Trust will be sold to or through the Agents pursuant to the terms of this Agreement. Global Funding and the relevant Issuing Trust agree that they will not appoint any other agents to act on an Issuing Trust’s behalf or to assist an Issuing Trust, in the placement of the Notes; provided, however that with respect to transactions in which the sales of Notes will be targeted to institutional purchasers under the Institutional Program, Global Funding and an Issuing Trust may enter into arrangements with

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other agent(s) not a party to this Agreement provided that such agent(s) enter into an agreement with terms substantially identical to those contained herein. Global Funding and each Issuing Trust agree that they hereby appoint only Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Purchasing Agent”) to act on an Issuing Trust’s behalf or to assist an Issuing Trust in connection with transactions in which the sale of Notes will be targeted to retail purchasers under the Retail Program. For purposes of this Agreement, all references to any Agent shall be deemed to include the Purchasing Agent.

(b)          Sale of Notes. Each Issuing Trust shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

(c)          Purchases as Principal. The Agents shall not have any obligation to purchase Notes issued through any Issuing Trust as principal. However, absent an agreement by and between Global Funding and the relevant Issuing Trust, on the one hand, and an Agent, on the other hand, for such Agent to act as an agent for the relevant Issuing Trust, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by such Issuing Trust. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from an Issuing Trust as principal for resale to investors determined by such Agents. Any purchase of Notes from an Issuing Trust by an Agent as principal shall be made in accordance with Section 3(a) hereof.

(d)          Solicitations as Agent. If agreed upon between an Agent, on the one hand, and Global Funding and an Issuing Trust, on the other hand, then such Agent, acting solely as an agent for such Issuing Trust and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to such Issuing Trust, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. Such Issuing Trust may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist such Issuing Trust in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by such Issuing Trust. Such Agent shall not have any liability to such Issuing Trust in the event that any such purchase is not consummated for any reason. If such Issuing Trust shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by an Agent on an agency basis and accepted by such Issuing Trust, then (i) such Issuing Trust shall hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by such Issuing Trust and (ii) the Issuing Trust shall be responsible to pay to such Agent any commission to which such Agent would otherwise be entitled absent such default.

(e)          Reliance. Each Issuing Trust and Global Funding, on the one hand, and the Agents, on the other hand, agree that any Notes purchased from an Issuing Trust by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of such Issuing Trust shall be placed by such Agent, in reliance on the

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representations, warranties, covenants and agreements of Global Funding and such Issuing Trust contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

(a)          Representations and Warranties of Global Funding. Global Funding represents and warrants to each Agent as of the date hereof, to the applicable Agent(s) as of the Applicable Time for the relevant Issuing Trust, to the applicable Agent(s) as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery is referred to herein as a “Settlement Date”), to each Agent as of any time the Time of Sale Prospectus shall be amended or supplemented and to each Agent as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Global Funding Representation Date”), as follows:

(i)           Due Formation and Good Standing of Global Funding. Global Funding is a statutory trust, duly formed under Delaware law pursuant to the Global Funding Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust under the laws of the State of Delaware.

(ii)          Registration Statement, Preliminary Prospectuses, Time of Sale Prospectus, and Prospectus; Filing Status. Global Funding meets the requirements for use of Form S-3 under the 1933 Act; the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of Global Funding, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the form of Indenture has been duly qualified under the 1939 Act; the form of Funding Note Indenture has been duly qualified under the 1939 Act; at the respective times that each part of the Registration Statement became effective and at each Global Funding Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to an Agent for use in connection with the offering of Notes are identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Base Prospectus and each amendment or supplement thereto and at each Global Funding Representation Date, neither the Base Prospectus nor any amendment or supplement thereto included or will include an untrue

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statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus does not, and at the Applicable Time and at the applicable Settlement Date, the Time of Sale Prospectus, as then amended or supplemented by Global Funding, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to Global Funding in writing by the applicable Agents concerning such Agents expressly for use in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus or (ii) the parts of the Registration Statement which constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee and the Funding Note Indenture Trustee under the 1939 Act.

(iii)        Incorporated Documents; 1934 Act Filings. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Base Prospectus, as amended or supplemented, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and, when read together with the other information in the Time of Sale Prospectus or the Base Prospectus, at the date hereof, at the date of the Time of Sale Prospectus or the Base Prospectus and at each Global Funding Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any reports, filings or other documents, exhibits or schedules filed by Global Funding and each Issuing Trust pursuant to the 1934 Act comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(iv)         Free Writing Prospectuses. At the time of initial filing of the Registration Statement, at the earliest time thereafter that Global Funding or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of any Notes and at each Global Funding Representation Date, Global Funding was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations. Any free writing prospectus that Global Funding is required to file pursuant to Rule 433(d) under the 1933 Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the 1933 Act Regulations. Each free writing prospectus that Global Funding has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act Regulations or that was prepared by or on behalf of or used by Global Funding complies or will comply in all material respects with the requirements of the applicable 1933 Act Regulations. Except with respect to the offering of any series of Notes, the free writing prospectuses attached as, or identified in, Exhibit A to the applicable Terms Agreement, Global Funding and the Issuing Trusts have not prepared, used or referred to, and will not, without the prior consent of the applicable Agents, prepare, use or refer to, any free writing prospectus or any other

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marketing materials other than the preliminary prospectus relating to or to be used in connection with any offer or sale of the Notes. No free writing prospectus used in connection with the offering of a series of Notes will conflict with either the Registration Statement or the Base Prospectus.

(v)          Independent Registered Public Accounting Firm. The accounting firm which certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Base Prospectus, as amended or supplemented, is an independent registered public accounting firm to the extent required by the 1933 Act and the 1933 Act Regulations.

(vi)         Global Funding Financial Statements. The consolidated financial statements of Global Funding, if any, included in any report or filing under the 1934 Act, together with the related schedules and notes present fairly the consolidated financial position of Global Funding at the dates indicated to the extent required under the 1934 Act; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement and the Time of Sale Prospectus present fairly the information shown therein.

(vii)       No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein, (1) there has been no event or occurrence that would result in a material adverse effect on the condition (financial or otherwise) of Global Funding or on the power or ability of Global Funding to perform its obligations under this Agreement, the Global Funding Trust Agreement, any Funding Note or the Administrative Services Agreement (the “Global Funding Administration Agreement”), dated June 24, 2002, as amended, restated or modified from time to time, between the Global Funding Delaware Trustee, on behalf of Global Funding, and AMACAR Pacific Corp., as administrator (the “Global Funding Administrator”), or to consummate the transactions to be performed by it as contemplated in the Time of Sale Prospectus (a “Global Funding Material Adverse Effect”) and (2) there have been no transactions entered into by Global Funding, other than those in the ordinary course of business, which are material with respect to Global Funding.

(viii)      Authorization of this Agreement, each Funding Agreement, Global Funding Trust Agreement, Global Funding Administration Agreement, the Funding Note Indenture and the Funding Notes. This Agreement, the Global Funding Trust Agreement and Global Funding Administration Agreement have been, and each Funding Note Indenture, Funding Note and relevant Funding Agreement will be, duly authorized, executed and delivered by Global Funding and this Agreement, each relevant Funding Agreement, the Global Funding Trust Agreement, the Global Funding Administration Agreement, the Funding Note Indenture and the Funding Notes will each be a valid and legally binding agreement of Global Funding enforceable against Global Funding in accordance with its terms, as applicable, except as enforcement thereof may be limited by

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bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Funding Note that is payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The holder of the Funding Notes will be entitled to the benefits of the Funding Note Indenture.

(ix)         Absence of Defaults and Conflicts. Global Funding is not in violation of its certificate of trust or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which Global Funding is a party or by which it may be bound or to which any of the property or assets of Global Funding is subject (the “Global Funding Agreements and Instruments”), except for such violations or defaults that would not result in a Global Funding Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Global Funding Trust Agreement, the Funding Agreement(s), Global Funding Administration Agreement and each Funding Note and any other agreement or instrument entered into or issued or to be entered into or issued by Global Funding in connection with the transactions contemplated by the Time of Sale Prospectus (collectively, the “Global Funding Program Documents”), the consummation of the transactions contemplated in the Time of Sale Prospectus (including the issuance and sale of the Notes by an Issuing Trust and the use of proceeds therefrom as described in the Time of Sale Prospectus) and the compliance by Global Funding with its obligations hereunder and under Global Funding Program Documents, have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Global Funding under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of any Issuing Trust or Global Funding pursuant to, any Global Funding Agreements and Instruments, nor will such action result in any violation of Global Funding’s certificate of trust, the Global Funding Trust Agreement or Global Funding Administration Agreement which may reasonably be expected to result in a Global Funding Material Adverse Effect and Global Funding is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Global Funding or any of its assets, properties or operations, except for such defaults which would not reasonably be expected to result in a Global Funding Material Adverse Effect.

(x)          Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of Global Funding threatened, against or

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affecting Global Funding which is required to be disclosed in the Registration Statement and the Base Prospectus, as amended or supplemented (other than as stated therein), or which may reasonably be expected to result in a Global Funding Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which Global Funding is a party or of which any of its assets, properties or operations is the subject which are not described in the Registration Statement and the Base Prospectus, as amended or supplemented, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in a Global Funding Material Adverse Effect.

(xi)         Possession of Licenses and Permits. Global Funding possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; Global Funding is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Global Funding Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Global Funding Material Adverse Effect. Except as set forth in the Time of Sale Prospectus, Global Funding has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Global Funding Material Adverse Effect.

(xii)       No Filings, Regulatory Approvals etc. No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by Global Funding of Global Funding Program Documents or for the performance by Global Funding of the transactions contemplated in Global Funding Program Documents, except such as have been previously made, obtained or rendered, as applicable.

(xiii)      Investment Company Act. Neither Global Funding nor any Issuing Trust is, and upon any sale of Funding Notes and the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xiv)      Ratings. The Programs are (A) expected to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”) and (B) rated AA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”) (Moody’s and Standard & Poor’s are referred to herein as the “Ratings Agencies”), or, in each case, such other rating as to which Global Funding shall have most recently notified the Agents pursuant to Section 4(u) hereof.

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(xv)        Notes Listed on any Stock Exchange. If specified in a Pricing Supplement, the Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

(xvi)      Relationship between Global Funding and the Agents. Global Funding acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between Global Funding, on the one hand, and the several Agents, on the other hand, (ii) in connection with the offerings contemplated hereby and the process leading to such transactions each Agent is and has been acting solely as a principal and is not the agent or fiduciary of Global Funding, or its stockholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of Global Funding with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising Global Funding on other matters) and no Agent has any obligation to Global Funding with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Global Funding, and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and Global Funding has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)          Representations and Warranties of the relevant Issuing Trust. Each Issuing Trust represents and warrants, only as to itself, to each applicable Agent as of the such Issuing Trust’s Trust Effective Time, as of its Applicable Time and as of the date of each delivery of its Notes (whether to each such Agent as principal or through each such Agent as agent) (the date of each such delivery is referred to herein as a “Settlement Date”) (each of the times referenced above is referred to herein as an “Issuing Trust Representation Date”), as follows:

(i)           Due Formation and Good Standing of the Issuing Trust. Such Issuing Trust is a statutory trust, duly formed under Delaware law pursuant to the trust agreement between Wilmington Trust Company, as Delaware trustee (the “Relevant Issuing Trust Trustee”) and Global Funding (the “Issuing Trust Agreement”) and the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust under the laws of the State of Delaware.

(ii)          No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus or the Trust Effective Time, whichever is later, except as otherwise stated therein, (1) there has been no event or occurrence that would result in a material adverse effect on the condition (financial or otherwise) of such Issuing Trust or on the power or ability of such Issuing Trust to perform its obligations under this Agreement, the Issuing Trust Agreement, its Notes, any Funding Agreement, the Indenture or the Issuing Trust Administrative Services Agreement (the “Issuing Trust Administration Agreement”), as amended or modified from time to time, between the Relevant Issuing Trust Trustee, on behalf of such Issuing Trust, and AMACAR Pacific Corp., as administrator (the “Issuing Trust

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Administrator”), or to consummate the transactions to be performed by it as contemplated in the Time of Sale Prospectus (an “Issuing Trust Material Adverse Effect”) and (2) there have been no transactions entered into by such Issuing Trust, other than those in the ordinary course of business, which are material with respect to such Issuing Trust.

(iii)        Authorization of this Agreement, the Issuing Trust Agreement, the Issuing Trust Administration Agreement, the Indenture and the Notes. This Agreement, the Issuing Trust Agreement, the Issuing Trust Administration Agreement and the relevant Indenture have been or will be, duly authorized, executed and delivered by such Issuing Trust and each is or will be a valid and legally binding agreement of the Issuing Trust enforceable against the Issuing Trust in accordance with its terms, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized by such Issuing Trust for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of such Issuing Trust, enforceable against such Issuing Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); the Notes will be substantially in a form previously certified to the Agents and contemplated by the Indenture; and each holder of Notes will be entitled to the benefits set forth in the Indenture.

(iv)         Absence of Defaults and Conflicts. Such Issuing Trust is not in violation of its certificate of trust or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which such Issuing Trust is a party or by which it may be bound or to which any of the property or assets of such Issuing Trust is subject (the “Issuing Trust Agreements and Instruments”), except for such violations or defaults that would not result in an Issuing Trust Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Issuing Trust Agreement, the Issuing Trust Administration Agreement, its Notes and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by such Issuing Trust in connection with the transactions contemplated by the Time of Sale Prospectus, the consummation of the transactions contemplated in the Time of Sale Prospectus (including the issuance and sale of the Notes by an Issuing Trust and the use of proceeds therefrom as described in the Time of Sale Prospectus)

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(collectively, the “Issuing Trust Program Documents”) and the compliance by such Issuing Trust with its obligations hereunder and under the Issuing Trust Program Documents, have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Issuing Trust under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of any Issuing Trust or such Issuing Trust pursuant to, any Issuing Trust Agreements and Instruments, nor will such action result in any violation of such Issuing Trust’s certificate of trust, the Issuing Trust Agreement or the Issuing Trust Administration Agreement which may reasonably be expected to result in an Issuing Trust Material Adverse Effect and such Issuing Trust is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Issuing Trust or any of its assets, properties or operations, except for such defaults which would not reasonably be expected to result in an Issuing Trust Material Adverse Effect.

(v)          Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of such Issuing Trust threatened, against or affecting such Issuing Trust which is required to be disclosed in the Registration Statement and the Base Prospectus, as amended or supplemented (other than as stated therein), or which may reasonably be expected to result in an Issuing Trust Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which such Issuing Trust is a party or of which any of its assets, properties or operations is the subject which are not described in the Registration Statement and the Time of Sale Prospectus, including ordinary routine litigation incidental to the business, may not reasonably be expected to result in an Issuing Trust Material Adverse Effect.

(vi)         Possession of Licenses and Permits. Such Issuing Trust possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; such Issuing Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Issuing Trust Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in an Issuing Trust Material Adverse Effect. Except as otherwise set forth in the Time of Sale Prospectus, such Issuing Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Issuing Trust Material Adverse Effect.

(vii)       No Filings, Regulatory Approvals etc. Other than the filing of the applicable financing statements, if any, no filing with, or approval, authorization,

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consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by such Issuing Trust of the Issuing Trust Program Documents or for the performance by such Issuing Trust of the transactions contemplated in the Issuing Trust Program Documents, except such as have been previously made, obtained or rendered, as applicable.

(viii)      Investment Company Act. Such Issuing Trust is not, and upon any sale of Notes by such Issuing Trust as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be, an “investment company” within the meaning of the 1940 Act.

(ix)         Notes Listed on any Stock Exchange. If specified in a Pricing Supplement, such Issuing Trust’s Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

(c)          Additional Certifications. Any certificate signed by any officer of the Global Funding Delaware Trustee, on behalf of Global Funding or any officer of the Delaware Issuing Trustee, on behalf of the applicable Issuing Trust, and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by Global Funding or Issuing Trust (as applicable) to such Agent(s) as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Agent; Other Sales.

(a)          Purchases as Principal. Notes purchased from an Issuing Trust by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s), on one hand, and Global Funding and such Issuing Trust, on the other hand, specified in the Terms Agreement. An Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of Global Funding and Issuing Trust herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include the applicable Terms Agreement Each purchase of Notes by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Purchasing Agent, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule 2 hereto. Any other purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule 3 hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received by them in connection with such purchases to any broker or dealer.

If Global Funding and an Issuing Trust, on one hand, and two or more Agents, on the other hand, enter into a Terms Agreement pursuant to which such Agents agree to purchase Notes from such Issuing Trust as principal and one or more of such Agents shall fail at the

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Settlement Date to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

(ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents on the Settlement Date, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents, on one hand, or Global Funding and such Issuing Trust, on the other hand, shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in any other documents or arrangements.

(b)          Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by an Issuing Trust, on one hand, and an Agent, on the other hand, such Agent, as an agent of the such Issuing Trust, will use its reasonable efforts to solicit offers for the purchase of such Issuing Trust’s Notes upon the terms set forth in the Registration Statement. Unless the context otherwise requires, references herein to “this Agreement” shall include the applicable Terms Agreement. Such Agent is authorized to appoint any sub-agent with respect to solicitations of offers to purchase Notes; provided, however, that any such appointment of a sub-agent shall be subject to the prior consent of the Company and such Issuing Trust. All Notes sold through such Agent as agent will be sold at one hundred percent (100%) of their principal amount unless otherwise agreed upon between the relevant Issuing Trust, on one hand, and such Agent, on the other hand.

An Issuing Trust reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of such Issuing Trust, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from such Issuing Trust, such Agent will suspend solicitation of offers for the purchase of Notes issued through such Issuing Trust until such time as such Issuing Trust has advised such Agent that such solicitation may be resumed.

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Each Issuing Trust agrees to pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, for acting as the Purchasing Agent, as consideration for soliciting offers to purchase its Notes as an agent of such Issuing Trust, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by such Issuing Trust as a result of any such solicitation made by the Purchasing Agent, as set forth in Schedule 2 hereto.

Each Issuing Trust agrees to pay the Agent, as consideration for soliciting offers to purchase Notes as an agent of such Issuing Trust, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by such Issuing Trust as a result of any such solicitation made by such Agent, as set forth in Schedule 3 hereto.

(c)          Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes shall be agreed upon between Global Funding and the relevant Issuing Trust, on one hand, and the applicable Agent(s), on the other hand, and specified in a Pricing Supplement prepared in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the “Administrative Procedures”) shall be agreed upon from time to time among Global Funding, the relevant Issuing Trust, the Agent(s), the relevant Issuing Trust Administrator and the Indenture Trustee. The Agents, Global Funding and each Issuing Trust agree to perform and Global Funding agrees to cause the Company, and the Issuing Trust agrees to cause the Issuing Trust Administrator and the Indenture Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Administrative Procedures.

(d)          Obligations Several. Global Funding and each Issuing Trust acknowledge that the obligations of the Agents under this Agreement are several and not joint.

(e)          Other Sales. Subject to the terms and conditions of Sections 1(a), 4(n) and 4(o), Global Funding and each Issuing Trust reserves the right, to be exercised in their sole discretion, to sell Notes of such Issuing Trust, in compliance with all applicable securities laws, to other investors without the assistance of any Agent.

SECTION 4. Covenants of Global Funding.

Global Funding covenants and agrees with each Agent as follows:

(a)          Notice of Certain Events. Global Funding will notify the Agents immediately, and confirm such notice in writing of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Time of Sale Prospectus or the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), (ii) the receipt of any comments from the Commission with respect to the Registration Statement, any preliminary prospectus and the Prospectus, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus, in each case as amended or supplemented, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of

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any preliminary prospectus or Prospectus, or of the initiation of any proceedings for that purpose or (v) the failure of the Notes of any Issuing Trust to be qualified for offer and sale under the securities or blue sky laws of such jurisdiction as the Agents may request pursuant to Section 4(t). With respect to the Registration Statement, any preliminary prospectus and the Prospectus, Global Funding will make every reasonable effort to prevent the issuance of any stop order (or any similar order under blue sky laws) and, if any stop order (or any similar order under blue sky laws) is issued, to obtain the lifting thereof at the earliest possible moment.

(b)          Filing or Use of Amendments. Global Funding will give each Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will provide immediate notice to each relevant Agent of any intention to prepare an amendment or supplement to the Time of Sale Prospectus and, if applicable to file such amendment or supplement pursuant to the 1933 Act, and will furnish to such Agents copies of any such document a reasonable amount of time prior to such proposed filing or the use of such material, as the case may be, and will not file or use any such document to which an Agent or counsel for the Agents shall object.

(c)          Revisions of Registration Statement. If at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for Global Funding, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, Global Funding shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes and to cease sales of any Notes they may then own, and Global Funding will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment as may be necessary to correct such statement or omission or to make the Registration Statement comply with such requirements, and Global Funding will furnish to the Agents, without charge, such number of copies of such amendment as the Agents may reasonably request.

(d)          Use of Free Writing Prospectuses. Global Funding and the Issuing Trusts will not take any action that would result in an Agent being required to file with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations a free writing prospectus prepared by or on behalf of an Agent that such Agent otherwise would not have been required to file thereunder.

(e)          Revisions of Time of Sale Prospectuses. If the Time of Sale Prospectus is being used to solicit offers to buy any Notes of a series at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the applicable Agent(s) or counsel for Global Funding, to amend or supplement the Time of Sale Prospectus in writing in order that the Time of Sale Prospectus will not include an untrue statement of a material fact or

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omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Time of Sale Prospectus is conveyed to a prospective purchaser, or if, in the reasonable opinion of either such counsel, it is necessary to amend or supplement the Time of Sale Prospectus to comply with the 1933 Act or 1933 Act Regulations, Global Funding shall give notice, confirmed in writing, to each of the applicable Agents and Global Funding will promptly prepare and, if applicable, file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Time of Sale Prospectus comply with such requirements, and Global Funding will furnish to each of the applicable Agents, without charge, such number of copies of such amendment or supplement, as the relevant Agents may reasonably require.

(f)           Revisions of Prospectus. If at any time when, in the reasonable opinion of counsel to the Agents or counsel to the Company, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act Regulations) is required to be delivered, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for Global Funding, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Regulations, is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, Global Funding shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes in their capacity as agent and to cease sales of any Notes they may then own as principal, and Global Funding will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and Global Funding will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, Global Funding will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

(g)          Delivery of the Registration Statement. Global Funding will furnish to the Agents and to counsel for the Agents, without charge, signed and conformed copies of the Registration Statement and conformed copies of all consents and certificates of experts. The Registration Statement furnished to an Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(h)          Delivery of the Preliminary Prospectus and Time of Sale Prospectus. Global Funding will deliver to each applicable Agent, without charge, as many copies of each preliminary prospectus as such Agent may reasonably request, and Global Funding hereby consents to the use of such copies for purposes permitted by the 1933 Act. Global Funding will furnish to each applicable Agent, without charge, such number of copies of the applicable Time of Sale Prospectus (as amended or supplemented) as such Agent may reasonably request. Each such document furnished to the applicable Agents will be identical to any electronically

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transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(i)           Delivery of Free Writing Prospectuses. Global Funding will deliver to each applicable Agent and, without charge, as many copies of each free writing prospectus, prepared by or on behalf of, used by, or referred to by Global Funding. To the extent applicable, each such document furnished to the Agents will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(j)           Delivery of the Prospectus. Global Funding will deliver to each applicable Agent, without charge, as many copies of the Base Prospectus (as amended or supplemented) as such Agent may reasonably request, and Global Funding hereby consents to the use of such copies for purposes permitted by the 1933 Act. It is hereby acknowledged that Global Funding intends to rely on the provisions of Rule 172 of the 1933 Act Regulations with respect to the delivery of the Prospectus. The Prospectus and any amendments or supplements thereto furnished to such Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(k)          Preparation of Pricing Supplements. Global Funding will prepare, with respect to any Notes to be sold pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. Global Funding will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the Applicable Time for the relevant Issuing Trust and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act Regulations.

(l)           Reporting Requirements. Global Funding will file, or cause to be filed, all documents required to be filed on its behalf or on behalf of the Issuing Trusts with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(m)         Restrictions on the Offer and Sale of Securities to Institutional Purchasers. Unless otherwise agreed upon between one or more Agents, on one hand, and the Company and Global Funding, on the other hand, from the date of the agreement by such Agent(s) to purchase Notes from an Issuing Trust to and including the Settlement Date with respect thereto, Global Funding will not, and will cause all Issuing Trusts not to, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any substantially similar debt securities of each such Issuing Trust to the same potential institutional investors (other than Notes to be offered and/or sold to or through such Agent(s)).

(n)          Restrictions on the Offer and Sale of Securities to Retail Purchasers. Unless otherwise agreed upon between the Purchasing Agent, on the one hand, and the Company and Global Funding, on the other hand, from the date the retail pricing levels are posted out to the selling group members through and including the applicable Settlement Date with respect thereto, Global Funding will not, and will cause all Issuing Trusts not to, without the prior written consent of the Purchasing Agent, issue, sell, offer or contract to sell, grant any option for

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the sale of, or otherwise dispose of, any substantially similar debt securities of each such Issuing Trust to the same potential retail investors (other than Notes to be offered and/or sold to or through the Purchasing Agent).

(o)          Use of Proceeds. Global Funding shall cause each Issuing Trust to use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Time of Sale Prospectus.

(p)          Listing. Global Funding shall use reasonable efforts to obtain and maintain approval for the listing of at least one series of Notes of an Issuing Trust on a national securities exchange as defined in Section 18(a)(3)(B) of the 1933 Act as long as Notes of any Issuing Trust are outstanding.

(q)          Outstanding Aggregate Principal Amount of Notes. Global Funding will promptly, upon request by an Agent notify such Agent of the aggregate principal amount of Notes from time to time outstanding under the Programs in their currency of denomination and (if so requested) expressed in United States dollars. For the purpose of determining the aggregate principal amount of Notes outstanding (i) the principal amount of Notes, denominated in a currency other than United States dollars shall be converted into United States dollars using the spot rate of exchange for the purchase of the relevant currency against payment of United States dollars being quoted by the Paying Agent or Calculation Agent, as applicable (each as defined in the Indenture), on the date on which the relevant Notes were initially offered, (ii) any Notes which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default as defined in the Indenture in respect of such Notes, shall have a principal amount equal to their redemption amount, (iii) any zero coupon (and any other Notes issued at a discount or premium) shall have a principal amount equal to their issue amount and (iv) the currency in which any Notes are payable, if different from the currency of their denomination, shall be disregarded.

(r)           Blue Sky Qualifications. Global Funding shall endeavor, and shall cause the applicable Issuing Trust, to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as such Agents shall reasonably request.

(s)           Depository Trust Company. Global Funding shall endeavor to assist the Agents in arranging to cause the Notes to be eligible for settlement through the facilities of the Depository Trust Company (“DTC”).

(t)           Notice of Amendment to Global Funding Trust Agreement. Global Funding will give the Agents at least three (3) business days’ prior notice in writing of any proposed amendment to the Global Funding Trust Agreement and, except in accordance with the applicable provisions of the Global Funding Trust Agreement, not make or permit to become effective any amendment to Global Funding Trust Agreement which may adversely affect the interests of the Agents or any holder of any outstanding Notes without the consent of the affected party.

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(u)          Authorization to Act on Behalf of Global Funding. Global Funding will, from time to time, without request, deliver to the Agents a certificate as to the names and signatures of those persons authorized to act on behalf of Global Funding in relation to the Programs if such information has changed.

(v)          Notice of Meeting. Global Funding will furnish to the Agents, at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of Global Funding.

(w)         Notices Regarding Ratings. Global Funding will notify the Agents immediately, and confirm such notice in writing, of any change in the rating assigned by Moody’s or Standard & Poor’s to the Program or the Notes issued pursuant to the Registration Statement as applicable.

SECTION 5. Covenants of the Issuing Trusts.

Each Issuing Trust, only with respect to itself, covenants and agrees with each Agent as follows:

(a)          Use of Proceeds. Such Issuing Trust shall use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Time of Sale Prospectus.

(b)          Blue Sky Qualifications. Such Issuing Trust shall endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as such Agents shall reasonably request.

(c)          Depository Trust Company. Such Issuing Trust shall endeavor to assist the Agents in arranging to cause the Notes to be eligible for settlement through the facilities of DTC.

(d)          Notice of Amendment to Indenture and Issuing Trust Agreement. Such Issuing Trust will give the Agents at least three (3) business days’ prior notice in writing of any proposed amendment to the relevant Indenture and relevant Issuing Trust Agreement and, except in accordance with the applicable provisions of the relevant Indenture and relevant Issuing Trust Agreement, not make or permit to become effective any amendment to such Indenture or such Issuing Trust Agreement which may adversely affect the interests of the Agents or any holder of any outstanding Notes without the consent of the affected party.

(e)          Authorization to Act on Behalf of the Issuing Trust. Such Issuing Trust will, from time to time, without request, deliver to the Agents a certificate as to the names and signatures of those persons authorized to act on behalf of such Issuing Trust in relation to the Programs if such information has changed.

(f)           Notice of Meeting. Such Issuing Trust will furnish to the Agents, at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of such Issuing Trust.

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SECTION 6. Covenants of the Agents. Each Agent covenants with Global Funding:

(a)          Delivery of Free Writing Prospectuses and Other Marketing Materials. Except as otherwise provided in the applicable Terms Agreement, such Agent will, prior to its first use, furnish Global Funding with a copy of each proposed free writing prospectus that is required to be filed pursuant to Rule 433(d) under the 1933 Act Regulations or is or will be part of the Time of Sale Prospectus and any other marketing materials (other than (x) any free writing prospectus that is not required to be filed or will not be part of the Time of Sale Prospectus or (y) any marketing material that complies with Rule 134 of the 1933 Act Regulations) relating to or to be used in connection with any offer or sale of the Notes, in each case prepared by or on behalf of such Agent and will not use any such free writing prospectus or other marketing materials to which Global Funding reasonably objects.

(b)          Use of Free Writing Prospectuses and Other Marketing Materials. Such Agent may use a free writing prospectus or any other marketing materials prepared by or on behalf of such Agent, only if such free writing prospectus or such marketing materials complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(c)          Distribution of Free Writing Prospectuses and Other Marketing Materials. Such Agent will not distribute any free writing prospectus or any other marketing materials (other than any marketing material that complies with Rule 134 of the 1933 Act Regulations) used or referred to by such Agent in a manner reasonably designed to lead to its broad unrestricted dissemination; provided that this covenant shall not apply to any free writing prospectus or such marketing materials forming part of the Time of Sale Prospectus or any free writing prospectus or such marketing materials prepared or approved by Global Funding for broad unrestricted dissemination.

SECTION 7. Conditions of Agent’s Obligations.

The obligations of one or more Agents to purchase Notes from an Issuing Trust as principal, the obligations of an Agent to solicit offers for the purchase of Notes as an agent of an Issuing Trust and the obligations of any purchasers of Notes sold through an Agent as an agent of an Issuing Trust, will be subject to the accuracy of the representations and warranties on the part of Global Funding and such Issuing Trust herein contained, and the accuracy of the representations and warranties on the part of the Company contained in the Representations and Indemnity Agreement entered into, as of even date herewith, by and among the Company and the Agents, as amended, restated or modified from time to time (the “Representations and Indemnity Agreement”) or contained in any certificate of an officer or trustee of Global Funding, Issuing Trust or the Company delivered pursuant to the provisions hereof and thereof, as applicable, to the performance and observance by Global Funding and such Issuing Trust of its covenants and other obligations hereunder or the performance and observance by the Company of its covenants and other obligations under the Representations and Indemnity Agreement, and to the following additional conditions precedent:

(a)          Effectiveness of the Registration Statement. The Registration Statement has become effective under the 1933 Act and the 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933

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Act or the 1934 Act, as applicable, and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

(b)          Legal Opinions, Memoranda and Negative Assurance Letters. On the date hereof (or in the case of the negative assurance and opinion letters specified in clauses (ii), (viii) and (xi) below, prior to the Applicable Time for the first issuance of Notes following the date of this Agreement), the Agents shall have received the following legal opinions, memoranda and negative assurance letters dated as of the date hereof (or in the case of the negative assurance and opinion letters specified in clauses (ii), (viii) and (xi) below, as of the date of such negative assurance letter or opinion letter, as the case may be) and in form and substance satisfactory to the Agent:

(i)           Opinion of Internal Counsel for the Company. The opinion of internal Counsel for the Company, to the effect set forth in Exhibit A hereto and to such further effect as the Agents may reasonably request;

(ii)          Negative Assurance Letter of Company’s Internal Counsel or Other Legal Counsel for the Company. The negative assurance letter of the General Counsel of the Company or other legal counsel selected by the Company and reasonably satisfactory to the Agents to the effect set forth in Exhibit B hereto and to such further effect as the Agents may reasonably request;

(iii)         Opinion of Counsel for the Company Concerning Certain Insolvency, Funding Agreement Authority and Funding Agreement Enforceability Matters. The opinion of Lord, Bissell & Brook or other legal counsel selected by the Company and reasonably satisfactory to the Agents to the effect set forth in Exhibit C hereto and to such further effect as the Agents may reasonably request;

(iv)         Opinion of Counsel for the Company Concerning Certain Illinois Security Interest Matters. The opinion of Lord, Bissell & Brook, counsel for the Company, to the effect set forth in Exhibit D hereto and to such further effect as the Agents may reasonably request;

(v)          Opinion of Counsel for the Company Concerning Certain Federal Securities and New York Matters. The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. or other legal counsel selected by the Company and reasonably satisfactory to the Agents (“Company Counsel”) to the effect set forth in Exhibit E hereto and to such further effect as the Agents may reasonably request;

(vi)         Opinion of Counsel for the Company Concerning Certain Tax Matters. The opinion of Company Counsel to the effect set forth in Exhibit F hereto and to such further effect as the Agents may reasonably request;

(vii)       Memorandum of Counsel for the Company Concerning Certain Insurance Matters. The memorandum of Company Counsel to the effect set forth in Exhibit G hereto and to such further effect as the Agents may reasonably request;

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(viii)      Negative Assurance Letter of Counsel for the Agents. The negative assurance letter of Sidley Austin LLP or other legal counsel selected by the Agents and reasonably satisfactory to Global Funding and the Company, with respect to the matters set forth in Exhibit H hereto;

(ix)         Opinion of Counsel for the Global Funding Delaware Trustee and the Relevant Issuing Trust Trustee. The opinion of Richards, Layton & Finger, counsel for the Global Funding Delaware Trustee, to the effect set forth in Exhibit I hereto and to such further effect as the Agents may reasonably request;

(x)          Opinion of Counsel for Global Funding Administrator and Issuing Trust Administrator. The opinion of counsel for Global Funding Administrator, to the effect set forth in Exhibit J hereto and to such further effect as the Agents may reasonably request;

(xi)         Opinion of Counsel for the Indenture Trustee. The opinion of counsel for the Indenture Trustee to the effect set forth in Exhibit K hereto and to such further effect as the Agents may reasonably request;

(xii)       Opinion of Counsel for Global Funding and relevant Issuing Trust Concerning Certain Delaware Security Interest Matters. The opinion of Richards, Layton & Finger or other legal counsel selected by the Global Funding Delaware Trustee and reasonably satisfactory to the Agents, to the effect set forth in Exhibit L hereto and to such further effect as the Agents may reasonably request;

(xiii)      Opinion of Counsel for Global Funding. The opinion of Richards, Layton & Finger or other legal counsel selected by the Global Funding Delaware Trustee and reasonably satisfactory to the Agents, to the effect set forth in Exhibit M hereto and to such further effect as the Agents may reasonably request; and

(xiv)      Opinion of Counsel for the relevant Issuing Trust. The opinion of Richards, Layton & Finger or other legal counsel selected by the Global Funding Delaware Trustee and reasonably satisfactory to the Agents, to the effect set forth in Exhibit N hereto and to such further effect as the Agents may reasonably request.

Unless otherwise agreed among the relevant Issuing Trust and the Agents, each of the opinions set forth in Section 7(b) above, except for the letter set forth in Section 7(b)(viii) above, will be delivered as of each June 30th, commencing June 30, 2008 (each, an “Annual Delivery Requirement”), modified as necessary to relate to such time of delivery; provided, however, that the delivery of each opinion letter or memorandum as required by this Section 7(b) due to each Annual Delivery Requirement shall only be required to be delivered to each Agent prior to the pricing date for such Issuing Trust’s Notes issued immediately after each such Annual Delivery Requirement.

(c)          Global Funding Certificate. Global Funding shall have furnished to the Agents a certificate of Global Funding, signed by Global Funding Administrator of Global Funding, dated the date of such certificate, to the effect that:

(i)           the representations and warranties of Global Funding and, if applicable, the relevant Issuing Trust in this Agreement are true and correct on and as of the date of

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such certificate with the same effect as if made on the date hereof and Global Funding and, if applicable, relevant Issuing Trust have complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(ii)          no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to Global Funding’s knowledge, threatened; and

(iii)        since the date of the Prospectus there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus, and there has been no document required to be filed under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which, upon filing, would be deemed to be incorporated by reference in the Prospectus which has not been so filed.

(d)          Company Officer’s Certificate. The Company shall have furnished to the Agents a certificate of the Company, signed by either the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, General Counsel or Treasurer of the Company, dated the date of such certificate, to the effect set forth in Section 4(c) of the Representations and Indemnity Agreement.

(e)          Comfort Letter of Accountants to the Company. Prior to the first issuance of Notes under the Program, the Agents shall have received a letter from Deloitte & Touche LLP or its successor, as the independent registered public accounting firm to the Company (the “Accountants”), , and in form and substance satisfactory to the Agent, to the effect set forth in Exhibit O hereto.

(f)           Additional Documents. On the date hereof, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Global Funding in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent(s) by notice to Global Funding or relevant Issuing Trust at any time and any such termination shall be without liability of any party to any other party except as provided in Section 12 hereof and except that Sections 10, 11, 13, 16 and 17 hereof shall survive any such termination and remain in full force and effect.

SECTION 8. Delivery of and Payment for Notes Sold through an Agent as Agent.

Delivery of Notes sold through an Agent as an agent of an Issuing Trust shall be made by the Issuing Trust to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or

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to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify such Issuing Trust and deliver such Note to such Issuing Trust and, if such Agent has theretofore paid such Issuing Trust for such Note, such Issuing Trust will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, such Issuing Trust will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to such Issuing Trust’s account.

SECTION 9. Additional Covenants of Global Funding and Issuing Trust.

Global Funding and each Issuing Trust (only with respect to itself) further covenants and agrees with each Agent as follows:

(a)          Reaffirmation of Representations and Warranties. Each acceptance by an Issuing Trust of an offer for the purchase of Notes (whether to one or more Agents as principal or through one or more Agents as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent) shall be deemed to be an affirmation that the representations and warranties of Global Funding and such Issuing Trust contained in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent(s) or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

(b)          Subsequent Delivery of Certificates. At (i) each time that the Registration Statement or Base Prospectus shall be amended or supplemented (other than by (A) an amendment or supplement providing solely for the determination of the variable terms of the Notes and (B) an amendment deemed to have occurred as a result of a periodic filing by the Company, Global Funding or any Issuing Trust under the 1934 Act or the 1934 Act Regulations, except any quarterly report of the Company on Form 10-Q or any annual report of the Company on Form 10-K (any such report, an “SEC Periodic Report”)), and (ii) each Settlement Date, Global Funding shall, and agrees to cause the Company to, furnish or cause to be furnished to the Agents, forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Sections 7(c) and 7(d) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Sections 7(c) and 7(d) hereof, modified as necessary to relate to the Registration Statement as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its

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subsidiaries considered as one enterprise or of Global Funding or any Issuing Trust since the date of the agreement by such Agent to purchase Notes from such Issuing Trust as principal); provided, however, that any delivery of certificates as required by this Section 9(b) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for such Issuing Trust’s Notes issued immediately after such SEC Periodic Report.

(c)          Subsequent Delivery of Legal Opinions. As agreed to from time to time by the Agents and Global Funding, Global Funding shall furnish or cause to be furnished to the Agents legal opinions of internal counsel for the Company, counsel for the Company, counsel for the Global Funding Delaware Trustee and the Relevant Issuing Trust Trustee, counsel for Global Funding and the relevant Issuing Trust, counsel for the Indenture Trustee and counsel for Global Funding Administrator and the Issuing Trust Administrator, as applicable, dated the date agreed to by the Agents and Global Funding, in form and substance reasonably satisfactory to the Agents, of substantially the same tenor as the legal opinions referred to in Section 7(b)(i), Section 7(b)(iii), Section 7(b)(iv), Section 7(b)(v), Section 7(b)(vi), Section 7(b)(viii), Section 7(b)(ix), Section 7(b)(x), Section 7(b)(xi), Section 7(b)(xii), Section 7(b)(xiii) and Section 7(b)(xiv) hereof, as applicable, modified as necessary to relate to any report filed by the Company under Section 14 or Section 16(d) of the 1934 Act, to the time of delivery of such legal opinions or, in lieu of such legal opinions, counsel last furnishing such legal opinions to the Agents shall furnish such Agents with a letter substantially to the effect that the Agents may rely on such last legal opinions to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last legal opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)          Subsequent Delivery of Negative Assurance Letter of Internal Counsel or Other Counsel for the Company. Each time that (i) the Registration Statement or Prospectus shall be amended or supplemented (other than by (A) an amendment or supplement providing solely for the determination of the variable terms of the Notes and (B) an amendment deemed to have occurred as a result of a periodic filing by the Company, Global Funding or any Issuing Trust under the 1934 Act or the 1934 Act Regulations, except any SEC Periodic Report), (ii) (if required in connection with the purchase of Notes from an Issuing Trust by one or more Agents as principal) an Issuing Trust sells Notes to one or more Agents as principal or (iii) an Issuing Trust sells Notes in a form not previously certified to the Agents by such Issuing Trust, Global Funding agrees to cause the Company to furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents, a negative assurance letter of the General Counsel of the Company or other legal counsel for the Company selected by the Company and reasonably satisfactory to the Agents dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the negative assurance letter referred to in Section 7(b)(ii) hereof, but modified, as necessary, to relate to the Registration Statement and the Base Prospectus, as amended and supplemented, to the time of delivery of such negative assurance letter or, in lieu of such negative assurance letter, counsel last furnishing such negative assurance letter to the Agents shall furnish such Agents with a letter substantially to the effect that the Agents may rely on such last negative assurance letter to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last negative assurance letter shall be deemed to relate to the Registration Statement and the Base

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Prospectus, as amended and supplemented, to the time of delivery of such letter authorizing reliance); provided, however, that any negative assurance letter to be delivered pursuant to Section 9(d)(ii) in connection with the proposed issuance of a series of Notes will be further modified, as necessary, to also relate to the applicable Time of Sale Prospectus, and provided, further, that any delivery of a negative assurance letter as required by this Section 9(d) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for an Issuing Trust’s Notes to be issued immediately after such SEC Periodic Report. Global Funding agrees to furnish or cause to be furnished forthwith to the Agents the negative assurance letter of Sidley Austin LLP, counsel to the Agents, or such other counsel reasonably satisfactory to the Agents, dated within ten (10) days of the date of the filing of the Company’s Form 10-K with the Commission, of the same tenor as the opinion referred to in Section 7(b)(viii) hereof, but modified, as necessary, to relate to the Registration Statement and Prospectus as amended and supplemented to the time of delivery of such negative assurance letter; provided, further, that any delivery of a negative assurance letter of Sidley Austin LLP as required by this Section 9(d) due to such filing of the Company’s Form 10-K with the Commission shall only be required to be delivered to each Agent prior to the pricing date for an Issuing Trust’s Notes to be issued immediately after such filing of the Company’s Form 10-K.

(e)          Delivery of Legal Opinions or Reliance Letters Upon Issuance of Notes. Unless otherwise agreed to among the Company, Global Funding and the applicable Agent(s), Global Funding shall furnish or cause to be furnished to the applicable Agent(s) in connection with each issuance of Notes by an Issuing Trust (i) an opinion of internal counsel for the Company (or a reliance letter authorizing reliance by such Agent(s) on an opinion of like tenor) as to the validity and enforceability of the Funding Agreement(s) being issued in connection therewith and (ii) an opinion of counsel for the Company (or a reliance letter authorizing reliance by such Agent(s) on an opinion of like tenor) as to the validity and enforceability of the Funding Notes of Global Funding and of the Notes of the relevant Issuing Trust, in each case, dated the date of such issuance, and in form and substance reasonably satisfactory to the Agents.

(f)           Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Base Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment deemed to have occurred as a result of a periodic filing by the Company, Global Funding or any Issuing Trust under the 1934 Act or the 1934 Act Regulations, except any SEC Periodic Report) or (ii) (if required in connection with the purchase of Notes from an Issuing Trust by one or more Agents as principal) an Issuing Trust sells Notes to one or more Agents as principal, such Issuing Trust agrees to cause the Company to cause the Accountants forthwith to furnish to the Agents a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 7(e) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; provided, however, that any comfort letter to be delivered pursuant to Section 9(f)(ii) in connection with the proposed issuance of a series of Notes will be further modified, if applicable, to also relate to the applicable Time of Sale Prospectus, and provided, further, that any delivery of any letter as required by this Section 9(f) due to the filing of an SEC Periodic Report shall only be required to be delivered prior to the pricing date for an Issuing Trust’s Notes issued immediately after such SEC Periodic Report.

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SECTION 10. Indemnification.

(a)          Indemnification of the Agent. With respect to any series of Notes, Global Funding and the relevant Issuing Trust (only as to itself in connection with the issuance of its Notes and without respect to any other Issuing Trust) agree to indemnify and hold harmless each applicable Agent, its directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the applicable Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 10(d) hereof) any such settlement is effected with the written consent of Global Funding and the relevant Issuing Trust; and

(iii)         against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Global Funding by the applicable Agents concerning such Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the applicable Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), (ii) any use of the Prospectus by the Agents to sell Notes or solicit offers for the purchase of Notes (x) after such time as Global Funding shall have provided written notice pursuant to Section 4(f) hereunder or the Company shall have provided written notice pursuant to Section 2(f) of the Representations and Indemnity Agreement, to the Agents to cease the sale of Notes and solicitation of offers for the purchase of Notes and (y) before such time as the relevant Issuing Trust shall have advised such Agent as the case may be, that such solicitation may be

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resumed or (iii) a claim for indemnity made under the Representations and Indemnity Agreement, only to the extent such claim has previously been satisfied by the Company pursuant to the terms of the Representations and Indemnity Agreement.

(b)          Indemnification of Global Funding and Issuing Trusts. With respect to any series of Notes, each Agent agrees, severally but not jointly, to indemnify and hold harmless Global Funding and each Issuing Trust, their administrator, directors, officers and trustees (if applicable) who signed the Registration Statement and each person, if any, who controls Global Funding and any Issuing Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, the applicable Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to Global Funding by such Agent concerning such Agent expressly for use in the Registration Statement (or any amendment thereto) or Registration Statement Amendment (or any amendment thereto) or such preliminary prospectus, the applicable Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto).

(c)          Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) hereof or Section 5(a) of the Representations and Indemnity Agreement, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 10(b) hereof or Section 5(b) of the Representations and Indemnity Agreement, counsel to the indemnified shall be selected by Global Funding, the relevant Issuing Trust and the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties (collectively with any other indemnifying parties in connection with the Representations and Indemnity Agreement), whether such indemnity is claimed hereunder or under the Representations and Indemnity Agreement, be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party under this Agreement or the Representations and Indemnity Agreement shall, without the prior written consent of the indemnified parties under this Agreement and the Representations and Indemnity Agreement, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such

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settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution.

If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by Global Funding and the relevant Issuing Trust, on one hand, and the applicable Agent(s), on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Global Funding and the relevant Issuing Trust, on one hand, and the applicable Agent(s), on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by Global Funding and the relevant Issuing Trust, on the one hand, and the applicable Agent(s), on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the relevant Issuing Trust and the total discount or commission received by the applicable Agent(s), as the case may be, bears to the aggregate initial offering price of such Notes.

The relative fault of Global Funding and the relevant Issuing Trust, on one hand, and the applicable Agent(s), on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Global Funding and the relevant Issuing Trust, on one hand, or by the applicable Agent(s), on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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The parties agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Agent in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from an Issuing Trust by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section 11 are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from such Issuing Trust.

For purposes of this Section 11, each director, officer and person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Agent, and each director, officer and trustee (if applicable) of Global Funding and relevant Issuing Trust, and each person, if any, who controls Global Funding and the relevant Issuing Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Global Funding and relevant Issuing Trust.

SECTION 12. Payment of Expenses.

Global Funding will pay all expenses incident to the performance of the obligations of the Company, Global Funding and the relevant Issuing Trust under this Agreement, including:

(a)          The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, free writing prospectus, Time of Sale Prospectus, the Prospectus and any amendments or supplements thereto;

(b)          The preparation, printing and delivery of Global Funding Program Documents and the Issuing Trust Program Documents;

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(c)          The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

(d)          The fees and disbursements of the Company’s, Global Funding’s and each Issuing Trust’s accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Global Funding Delaware Trustee, Relevant Issuing Trust Trustee, Global Funding Administrator, Issuing Trust Administrator, Indenture Trustee and Funding Note Indenture Trustee and their counsel;

(e)          The reasonable fees and disbursements of counsel to the Agents incurred in connection with the maintenance of the Programs and, unless otherwise agreed, incurred from time to time in connection with the transactions contemplated hereby;

(f)           The fees charged by the nationally recognized statistical rating organizations for the rating of the Programs and the Notes;

(g)          The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

(h)          The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”); and

(i)           Any reasonable advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company, Global Funding and the Issuing Trust.

SECTION 13. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, in certificates of the officers of Global Funding Administrator, the Issuing Trust Administrator, the Global Funding Delaware Trustee and the Relevant Issuing Trust Trustee submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, Global Funding or the Issuing Trust, and shall survive each delivery of and payment for the Notes.

SECTION 14. Termination.

(a)          Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from an Issuing Trust as principal) may be terminated for any reason, at any time by (i) Global Funding as to all the Agents or one or more but less than all the Agents, or (ii) an Agent as to itself, upon the giving of thirty (30) days’ prior written notice of such termination to the other parties hereto.

(b)          Termination of Agreement to Purchase Notes as Principal. The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes from an Issuing Trust as principal, immediately upon notice to such Issuing Trust, at any time on or prior to the

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Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Time of Sale Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or of Global Funding or such Issuing Trust, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of The Allstate Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware (the “Corporation”), Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois (“AIC”), the Company, Global Funding or such Issuing Trust has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign or composite currency in which such Notes are denominated or payable or (v) the rating assigned by any nationally recognized statistical rating organization to the Programs or any other debt securities (including the Notes) of any Issuing Trust or the financial strength of the Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review its rating, with possible negative implications, of the Programs or any such debt securities (including the Notes) of any Issuing Trust or the financial strength of the Company.

(c)          General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agent(s) shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it from an Issuing Trust as principal or (b) an offer to purchase any of the Notes has been accepted by an Issuing Trust but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4, 5 and 9 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the provisions of Section 12 hereof, the indemnity and contribution agreements set forth in Sections 10 and 11 hereof, and the provisions of Sections 13, 16 and 17 hereof shall remain in effect.

SECTION 15. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

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If to Global Funding or any Issuing Trust:

Allstate Life Global Funding

c/o AMACAR Pacific Corp.

6525 Morrison Boulevard

Suite 318

Charlotte, NC 28211

Attention: President

Telecopy No.: (704) 365-1632

With a copy to the Company at the address set forth below.

If to the Agents:

To each Agent at the address specified in Schedule 1.

With a copy to the Company at the address set forth below.

Address of the Company:

Allstate Life Insurance Company

3100 Sanders Road

Northbrook, IL 60062

Attention: Assistant Vice President, Institutional Markets

Telecopy No.: (847) 326-5048

or at such other address as such party or the Company may designate from time to time by notice duly given in accordance with the terms of this Section 15.

SECTION 16. Parties.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 10 and 11 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. GOVERNING LAW; FORUM.

PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN

35

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE TRUST AGAINST ANY AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 18. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

SECTION 20. Amendments.

(a)          This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by Global Funding and the Agents. Global Funding and any Issuing Trust may from time to time nominate any institution as a new Agent hereunder either in respect of the Programs generally or in relation to a particular Issuing Trust’s Notes only; in which event, upon confirmation by such institution of an initial purchaser accession letter (the “Agent Accession Letter”) in the terms or substantially in the form of Exhibit P, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided further that, in the case of an institution which has become an Agent in relation to a particular Issuing Trust’s Notes, following the issue of the relevant Notes, the relevant new Agent shall have no further authority rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Issuing Trust’s Notes. Any Agent that executes a counterpart to this Agreement shall simultaneously execute a counterpart to the Representations and Indemnity Agreement.

(b)          The parties hereto acknowledge and agree that a copy of each amendment to this Agreement effected pursuant to this Section 20 shall be provided promptly by Global Funding to the following Ratings Agencies at the following addresses:

Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attention: Capital Markets
Facsimile: (212) 438-5215

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007

36

Attention: Moody’s Investors Service Life Insurance Group
Facsimile: (212) 553-4805

or such other addresses previously furnished in writing to Global Funding by any Rating Agency in the future; provided, however, that any failure by Global Funding to deliver copies of any amendment required to be delivered pursuant to this Section 20 shall not constitute a breach of or an event of default under this Agreement. The term “Rating Agency”, for purposes of this Section 20, means any of Standard & Poor’s, Moody’s or any other “nationally recognized statistical rating organization” (as such term is defined in Rule 436(g)(2) of the 1933 Act Regulations).

SECTION 21. Separate Nature of Each Issuing Trust.

The Agents agree and acknowledge that, as a separate and distinct special purpose statutory trusts, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Issuing Trust, including such Issuing Trust’s obligations under this Agreement and the applicable Terms Agreement, will be enforceable only against such Issuing Trust and not against any other Issuing Trust.

SECTION 22. Stabilization.

The Agent(s) may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the-counter market or otherwise in connection with the distribution of the Notes with a view to supporting the market price of Notes at levels higher than those that might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. In such circumstances, as between an Issuing Trust, on one hand, and one or more Agents, on the other hand, such Agent(s) shall act as principal, and any loss resulting from stabilization shall be borne, and any profit arising therefrom and any sum received by such Agent(s) shall be beneficially retained by such Agent(s), as the case may be, for such Agents’ own account.

37

SECTION 23. Liability of Delaware Trustee. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Global Funding Trust Agreement and the relevant Issuing Trust Agreements, (b) each of the representations, undertakings and agreements herein made on the part of Global Funding and any Issuing Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only Global Funding and the relevant Issuing Trust, as applicable, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Global Funding or any Issuing Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Global Funding or any Issuing Trust under this Agreement or any other related documents.

***SIGNATURE PAGES FOLLOW***

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If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to Global Funding a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement by and between the Agents and Global Funding in accordance with its terms.

Very truly yours,
ALLSTATE LIFE GLOBAL FUNDING
By Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee
By:
Name: Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Authorized Signatory

A.G. EDWARDS & SONS, INC.
By:
Authorized Signatory

BANC OF AMERICA SECURITIES LLC
By:
Authorized Signatory

*Signature Page to Distribution Agreement, Part 1 of 4*

BARCLAYS CAPITAL INC.
By:
Authorized Signatory

BEAR, STEARNS & CO. INC.
By:
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.
By:
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC
By:
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.
By:
Authorized Signatory

By:
Authorized Signatory

*Signature Page to Distribution Agreement, Part 2 of 4*

GOLDMAN SACHS & CO.
By:
Authorized Signatory

GREENWICH CAPITAL MARKETS, INC.
By:
Authorized Signatory

J.P. MORGAN SECURITIES INC.
By:
Authorized Signatory

LEHMAN BROTHERS INC.
By:
Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED
By:
Authorized Signatory

UBS SECURITIES LLC
By:
Authorized Signatory

By:
Authorized Signatory

*Signature Page to Distribution Agreement, Part 3 of 4*

WACHOVIA CAPITAL MARKETS, LLC
By:
Authorized Signatory

*Signature Page to Distribution Agreement, Part 4 of 4*

Index of Exhibits and Schedules

Exhibits

Exhibit A –	Opinion of Internal Counsel for the Company
Exhibit B –	Negative Assurance Letter of Counsel for the Company
Exhibit C –	Opinion of Counsel for the Company Concerning Certain Insolvency, Funding Agreement Authority and Funding Agreement Enforceability Matters
Exhibit D –	Opinion of Counsel for the Company Concerning Certain Illinois Security Interest Matters
Exhibit E –	Opinion of Counsel for the Company Concerning Certain Federal Securities and New York Matters
Exhibit F –	Opinion of Counsel for the Company Concerning Certain Tax Matters
Exhibit G –	Memorandum of Counsel for the Company Concerning Certain Insurance Matters
Exhibit H –	Negative Assurance Letter of Counsel for the Agents
Exhibit I –	Opinion of Counsel for the Global Funding Delaware Trustee and the Relevant Issuing Trust Trustee
Exhibit J –	Opinion of Counsel for Global Funding Administrator and the Issuing Trust Administrator
Exhibit K –	Opinion of Counsel for the Indenture Trustee
Exhibit L –	Opinion of Counsel for Global Funding and the relevant Issuing Trust Concerning Certain Delaware Security Interest Matters
Exhibit M –	Opinion of Counsel for Global Funding
Exhibit N –	Opinion of Counsel for the relevant Issuing Trust
Exhibit O –	Form of Comfort Letter of Deloitte & Touche LLP, Accountants to the Company
Exhibit P –	Form of Agent Accession Letter

Schedules

Schedule 1 –	List of Agents
Schedule 2 –	Commission/Discount Schedule for Retail Sales
Schedule 3 –	Commission/Discount Schedule for Institutional Sales

i

Exhibit A – Opinion of Internal Counsel for the Company

[To Be Attached]

A-1

Exhibit B – Negative Assurance Letter of Counsel for the Company

[To Be Attached]

B-1

Exhibit C – Opinion of Counsel for the Company Concerning Certain Insolvency, Funding

                Agreement Authority and Funding Agreement Enforceability Matters

[To Be Attached]

C-1

Exhibit D – Opinion of Counsel for the Company Concerning Certain Illinois Security Interest Matters

[To Be Attached]

D-1

Exhibit E – Opinion of Counsel for the Company Concerning Certain Federal Securities and New York Matters

[To Be Attached]

E-1

Exhibit F – Opinion of Counsel for the Company Concerning Certain Tax Matters

[To Be Attached]

F-1

Exhibit G – Memorandum of Counsel for the Company Concerning Certain

Insurance Matters

[To Be Attached]

G-1

Exhibit H – Negative Assurance Letter of Counsel for the Agents

[To Be Attached]

H-1

Exhibit I – Opinion of Counsel for the Global Funding Delaware Trustee and the Relevant Issuing Trust Trustee

[To Be Attached]

I-1

Exhibit J – Opinion of Counsel for Global Funding Administrator and the Issuing

Trust Administrator

[To Be Attached]

J-1

Exhibit K – Opinion of Counsel for the Indenture Trustee

[To Be Attached]

K-1

Exhibit L – Opinion of Counsel for Global Funding and the relevant Issuing Trust Concerning Certain Delaware Security Interest Matters

[To Be Attached]

L-1

Exhibit M – Opinion of Counsel for Global Funding

[To Be Attached]

M-1

Exhibit N – Opinion of Counsel for the relevant Issuing Trust

[To Be Attached]

N-1

Exhibit O – Form of Comfort Letter of Deloitte & Touche LLP,

Accountants to the Company

[To Be Attached]

O-1

Exhibit P – Form of Agent Accession Letter

[Name of new Agent]

[Address]

Ladies and Gentlemen:

We refer to the Distribution Agreement, dated [__________], 2007, entered into in respect of the Secured Medium-Term Note Program (such agreement, as amended, restated or modified from time to time, the “Distribution Agreement”) among ourselves and the Agents from time to time party thereto, and have the pleasure of inviting you to become an Agent [but only in respect of [specify Issuing Trust’s Notes (the “Notes”)]]1 subject to and in accordance with the terms of the Distribution Agreement, a copy of which has been supplied to you by us. In addition, we enclose letters from counsel to [__________] entitling you to rely on the original letters referred to in Section 7(b) to the Distribution Agreement, as such letters may have been amended or supplemented, together with copies of such original, amended or supplemented letters. Please return to us a copy of this letter signed by an authorized signatory whereupon you will become an Agent for the purposes of the Distribution Agreement, with all the authority, rights, powers, duties and obligations of an Agent under the Distribution Agreement [except that, following the issue of the Notes, you shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the Notes].2

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,

ALLSTATE LIFE GLOBAL FUNDING
By:
Name: Title:

_________________________

1               Insert where the new Agent is being appointed only in relation to a particular Issuing Trust.

2               Insert where the new Agent is being appointed only in relation to a particular Issuing Trust.

P-1

CONFIRMATION

We hereby accept the appointment as an Agent and accept all of the duties and obligations under, and the terms and conditions of, the Distribution Agreement upon the terms of this letter and affirm all representations, warranties and covenants contained therein as of the applicable date [but only in respect of [specify Issuing Trust’s Notes]].3

We confirm that we are in receipt of all the documents which we have requested and have found them to be satisfactory.

For the purposes of the Distribution Agreement, our communications details are as set out below.

[NEW AGENT]

By:
Name: Title:

Date: [__________]

Address: [__________]

Facsimile: [__________]

Attention: [__________]

Copies to:

The Indenture Trustee and the existing Paying Agent

[All existing Agents who have been appointed in respect of the Programs generally]4

_________________________

3               Insert where the new Agent is being appointed only in relation to a particular Issuing Trust.

[4]	Insert where the incoming Agent is being appointed in respect of the Program generally.

P-2

Schedule 1

Merrill Lynch, Pierce, Fenner & Smith Incorporated

250 Vesey Street

New York, NY 10080

A.G. Edwards & Sons, Inc.

One North Jefferson Avenue

Saint Louis, MO 63103

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Barclays Capital Inc.

200 Park Avenue

New York, NY 10166

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, NY 10174

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, CT 06830

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Schedule 1-1

Lehman Brothers Inc.

745 7th Avenue

New York, NY 10019

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Wachovia Capital Markets, LLC

301 South College Street

Charlotte, North Carolina 28288

Schedule 1-2

Schedule 2

PERCENT OF
MATURITY RANGES	PRINCIPAL AMOUNT
From 9 months to less than 1.5 years	.125%
From 1.5 years to less than 2 years	.200
From 2 years to less than 3 years	.400
From 3 years to less than 4 years	.625
From 4 years to less than 5 years	.750
From 5 years to less than 6 years	1.000
From 6 years to less than 7 years	1.100
From 7 years to less than 8 years	1.200
From 8 years to less than 9 years	1.300
From 9 years to less than 10 years	1.400
From 10 years to less than 11 years	1.500
From 11 years to less than 12 years	1.600
From 12 years to less than 15 years	1.750
From 15 years to less than 20 years	2.000
From 20 years to 30 years	2.500

Schedule 2-1

Schedule 3

PERCENT OF
MATURITY RANGES	PRINCIPAL AMOUNT
From 9 months to less than 2 years	.150%
From 2 years to less than 3 years	.200
From 3 years to less than 4 years	.250
From 4 years to less than 5 years	.300
From 5 years to less than 7 years	.350
From 7 years to less than 10 years	.400
From 10 years to less than 12 years	.450
From 12 years to less than 15 years	.475
From 15 years to less than 20 years	.500
From 20 years to 30 years	.875